Exhibit 5.1

Maslon LLP Office Dial: 612.672.8200 www.maslon.com

July 20, 2022

Navidea Biopharmaceuticals, Inc.
4995 Bradenton Avenue, Suite 240
Dublin, Ohio 43017

Re: Rights Offering

Ladies and Gentlemen:

We have acted as counsel for Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”) in connection with in connection with a Registration Statement on Form S-1 (File No. 333-262691 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), holders of record of certain Common Stock purchase warrants issued in 2019, holders of record of the Company’s Series D preferred stock, par value $0.001 per share, and holders of record of the Company’s Series F preferred stock, par value $0.001 per share, and (ii) 35,000 units (the “Units”) at a price of $1,000 per Unit. Each Unit consists of (A) one share of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”), each convertible into 1,333 shares of Common Stock (the “Conversion Shares”) and (B) warrants (the “Warrants”) to purchase 1,333 shares of Common Stock (the “Warrant Shares”).

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs.). As to any facts material to the opinions expressed herein, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We are members of the bar of the State of Minnesota and express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States. With respect to our opinion in Paragraph 3 relating to the enforceability of the Warrants, which by their terms are governed by the laws of the State of New York, we have assumed without investigation or review that the internal law of the State of New York is identical to the internal law of the State of Minnesota.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1. The Rights, when issued and delivered as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Units, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3. The Warrants, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The Warrant Shares have been duly authorized and if, as, and when the Warrant Shares are issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and non-assessable.

5. The shares of Series I Preferred Stock, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

6. The Conversion Shares have been duly authorized and, upon issuance and delivery as described in accordance with the Certificate of Designation of the Series I Convertible Preferred Stock to be filed in connection with the offering contemplated by the Registration Statement and the Company’s Amended and Restated Certificate of Incorporation, as amended, will be validly issued, fully paid and non-assessable.

The opinions set forth in paragraphs 1 and 3 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ MASLON LLP